Exhibit 10.28

BHC INTERIM FUNDING III, L.P.

444 Madison Avenue, 25th Floor

New York, NY 10022

Attention: Gerald H. Houghton, Managing Partner

Facsimile: (212) 753-7730

Dated as of March 31, 2011

Ladies and Gentlemen:

BHC Interim Funding III, L.P., a Delaware limited partnership (the “Holder”), confirms that it is the holder of all of the outstanding warrants (the “Warrants”) to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of Corsair Memory, Inc. (the “Company”) issued under the Loan and Security Agreement dated as of June 18, 2009 (the “Loan Agreement”) between the Holder and the Company. Subject to the provisions of Section 2 below, capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Warrants, as amended by the letter agreements dated as of March 31, 2010 (the “First Amendment”) and July 12, 2010 (the “Second Amendment”) , between the Company and the Holder.

On November 22, 2010, Corsair Memory effected a corporate reorganization (the “Reorganization”), pursuant to which Corsair Memory became a wholly-owned subsidiary, and all of our other subsidiaries became direct or indirect subsidiaries, of Corsair Components, Inc., a Delaware corporation (“Corsair Components”). In connection with the Reorganization, the outstanding shares of Corsair Memory’s common stock were converted into shares of Corsair Components’ common stock and warrants to purchase Corsair Memory’s common stock became warrants to purchase shares of Corsair Components’ common stock.

In consideration of the benefits that will inure to the Holder and the Company if the Company completes an IPO, the Holder hereby confirms that it is the holder of all of the outstanding Warrants and the Company and the Holder hereby agree as follows:

1.          In light of the Reorganization, all references to “Corsair Memory” in the Warrant, and the First and Second Amendments thereto shall now be deemed to be references to “Corsair Components.”

2.          The definition of “Conditions” in paragraph 6 of the First Amendment shall be amended by deleting the date “March 31, 2011” in clause (i) and replacing that date with “December 31, 2011.”

3.          In all other instances in the First Amendment and Second Amendment the date “March 31, 2011” shall be deleted and replaced with “December 31, 2011.”

4.          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please evidence your agreement to the terms of this letter agreement and confirmation and acknowledgement of the matters set forth herein by signing this letter in the space provided below.

Very truly yours,

CORSAIR COMPONENTS, INC.

By:	/s/ Nicholas Hawkins
Name: Nicholas Hawkins Title: Chief Financial Officer

Agreed, acknowledged and confirmed as of the date first written above

BHC INTERIM FUNDING III, L.P.

By: BHC Interim Funding Management III, L.P., its General Partner

By: BHC Investors III, L.L.C., its Managing Member

By: GHH Holdings III, L.L.C.

By:	/s/ Gerald H. Houghton
Name: Gerald H. Houghton Title: Managing Member

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